                                                                    Exhibit 3.63


                                   Q C, INC.
                                   * * * * *
                                    BY-LAWS
                                   * * * * *

                                   ARTICLE I

                                    OFFICES

     Section 1. The registered office shall be located in the Township of Southampton, County of Bucks, Commonwealth of Pennsylvania.


     Section 2. The corporation may also have offices at such other places both within and without the commonwealth of Pennsylvania as the board of directors may from time to time determine or the business of the corporation may require.


                                   ARTICLE II

                            MEETING OF SHAREHOLDERS


     Section 1. All meetings of the shareholders shall be held at such place within or without the Commonwealth, as may be from time to time fixed or determined by the board of directors. One or more shareholders may participate in a meeting of the shareholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting may hear each other.

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



     Section 2. An annual meeting of the shareholders shall be held on the second Wednesday of March, or such other date as may be set from time to time by the President with the consent of the Board of Directors, at the time and place specified in the notice of meeting, when they shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

     Section 3. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the articles of incorporation, may be called at any time by the Chairman of the Board, or a majority of the board of directors, or the holder of the shares issued and outstanding and entitled to vote at the particular meeting, upon written request delivered to the secretary of the corporation. Such request shall state the purpose or purposes of the proposed meeting. Upon receipt of any such request, it shall be the duty of the secretary to call a special meeting of the shareholders to be held at such time, not more than sixty days thereafter, as the secretary may fix. If the Secretary shall neglect to issue such call, the person or persons making the request may issue the call.

     Section 4. Written notice of every meeting of the shareholders, specifying the place, date and hour and the general nature of the business of the meeting, shall be served upon or mailed, postage prepaid, at least five days prior to the meeting, unless a greater period of notice is required by statute, to each shareholder entitled to vote thereat.

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     Section 5. The holders of a majority of the issued and outstanding shares entitled to vote, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by statute or by the articles of incorporation or by these by-laws.

     Section 6. Any action which may be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders who would be entitled to vote at a meeting for such purpose and shall be filed with the secretary of the corporation.

                                  ARTICLE III

                                   DIRECTORS

     Section 1. The number of directors which shall constitute the whole board shall not be less than six nor more than nine. The directors shall be elected at the annual meeting of the shareholders, except as provided in Section 2 of this article, and each director shall hold office until his successor is elected and qualified. Directors need not be shareholders.

     Section 2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors shall be filled by a majority of the remaining number of the board, though less than a quorum and each person so elected shall be a director until his successor is elected by the shareholders, who may make such election at the next annual meeting of the shareholders or

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at any such special meeting duly called for that purpose and held prior thereto.

     Section 3. The board of directors shall review the operations as conducted by the officers but the officers shall be responsible for the day to day operations of the corporation and the officers shall make all decisions with respect thereto including, but not limited to, customers, customer relations, testing, testing procedures and reporting, and the officers shall, in all respects, operate and manage the business as an independent commercial laboratory.

                       MEETINGS OF THE BOARD OF DIRECTORS

     Section 4. The board of directors of the corporation may hold meetings, both regular and special, either within or without the Commonwealth of Pennsylvania. One or more directors may participate in a meeting of the board or a committee of the board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

     Section 5. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the shareholders at the meeting at which such directors were elected and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a majority of the whole board shall be present. In the event of the failure of the shareholders to fix the time or place of such first

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meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the shareholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for such meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

     Section 6. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of at least a majority of the board at a duly convened meeting, or by unanimous written consent.

     Section 7. Special meetings of the board may be called by the president on five days' notice to each director, either personally or by mail or by telegram; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors.

     Section 8. At all meetings of the board a majority of the directors in office shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the board of directors, except as may be otherwise specifically provided by statute or by the articles of incorporation. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

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     Section 9. If all the directors shall severally or collectively consent in writing to any action to be taken by the corporation, such action shall be as valid a corporate action as though it had been authorized at a meeting of the board of directors.

                                   COMMITTEES

     Section 10. The board of directors may, by resolution adopted by a majority of the whole board, designate one or more committees. Any such committee to the extent provided in such resolution or in these by-laws, shall have and exercise the authority of the board of directors in the conduct of the business and affairs of the corporation. The committees shall keep regular minutes of the proceedings and report the same to the board when required.

                           COMPENSATION OF DIRECTORS

     Section 11. Directors, as such shall not receive any stated salary for their services but, by resolution of the board, a fixed sum, and expenses of attendance if any, may be allowed for attendance at each regular or special meeting of the board or at meetings of the executive committee; provided that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE IV

                                    NOTICES

     Section 1. Notices to directors and shareholders shall be in writing and delivered personally or mailed to the directors or

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                                                       Amended   /  /

shareholders at their addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors may also be given by telegram.

     Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the articles of incorporation or of these by-laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE V

                                    OFFICERS

     Section 1. The officers of the corporation shall be chosen by the board of directors and shall be a president, a vice-president, a secretary and a treasurer. The president and secretary shall be natural persons of full age; the treasurer may be a corporation but, if a natural person, shall be of full age. The board of directors may also choose additional vice-presidents and one or more assistant secretaries and assistant treasurers. Any number of the aforesaid offices may be held by the same person.

     Section 2. The officers shall be responsible for the day to day operations of the corporation and shall make all decisions with respect thereto including, but not limited to, customers, customer relations, testing, testing procedures and reporting and shall, in all respects, operate and manage the business as an independent commercial laboratory, and shall execute all contracts.

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     Section 3. The board of directors, after each annual meeting of shareholders, shall elect a president, who may, but need not be a director, and the board shall also annually choose a vice-president, a secretary and a treasurer who need not be members of the board.

     Section 4. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

     Section 5. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

     Section 6. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office the corporation shall be filled by the board of directors.

                                 THE PRESIDENT

     Section 7. The president shall be the chief executive officer of the corporation, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect.

                              THE VICE-PRESIDENTS

     Section 8. The vice-president, or if there shall be more than one, the vice-presidents in the order determined by the board of

                                       8

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directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president, and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                    THE SECRETARY AND ASSISTANT SECRETARIES

     Section 9. The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the executive committee when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall keep in safe custody the seal of the corporation and, when authorized by the board of directors, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of an assistant secretary.

     Section 10. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.


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
                     THE TREASURER AND ASSISTANT TREASURERS

     Section 11. The treasurer shall have such duties as may be prescribed by the board of directors from time to time.

     Section 12. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.


                                   ARTICLE VI

                             CERTIFICATES OF SHARES

     Article 1. The certificates of shares of the corporation shall be numbered and registered in a share register as they are issued. They shall exhibit the names of the registered holder and the number and class of shares and the series, if any, represented thereby and the par value of each share or a statement that such shares are without par value as the case may be. If more than one class of shares is authorized, the certificate shall state that the corporation will furnish to any shareholder, upon request and without charge a full or summary statement of the designations, preferences, limitation, and relative rights of the shares of each class authorized to be issued, and the variations thereof between the shares of each series, and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.



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
     Section 2. Every share certificate shall be signed by the president and the secretary or an assistant secretary or the treasurer or an assistant treasurer and shall be sealed with the corporate seal which may be facsimile, engraved or printed.


                               TRANSFER OF SHARES

     Section 3. Upon surrender to the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.


                                  ARTICLE VII
                               GENERAL PROVISION
                                   DIVIDENDS

     Section 1. Dividends upon the shares of the corporation, subject to the provisions of the articles of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to the law. Dividends may be paid in cash, in property or in its shares, subject to the provisions of the articles of incorporation.

     Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or


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maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.


                        FINANCIAL REPORT TO SHAREHOLDERS

     Section 3. The directors shall cause to be sent to the shareholders, within 60 days after the close of the fiscal year, a financial statement as of the closing date of the preceding fiscal year. Such financial statement shall include a balance sheet as of the close of such year, together with statements of income and surplus for such year, prepared so as to present fairly the corporation's financial condition and the results of its operations. Such statement shall be verified by certified public accounts.


                                     CHECKS

     Section 4. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.


                                  FISCAL YEAR

     Section 5. The fiscal year of the corporation shall be fixed by resolution of the board of directors.


                                      SEAL

     Section 6. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Pennsylvania". The seal may be used by


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causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE VIII

                        PERSONAL LIABILITY OF DIRECTORS

          Section 1. Any person who serves as a director of this corporation shall not be personally liable for monetary damages as such for any action taken, or any failure to take any action, unless:

               1. The director has breached or failed to perform the duties of his office as required by the applicable standard of care and justifiable reliance, as now or hereafter required by law; and

               2. The breach or failure to perform constitutes self-dealing, wilful misconduct or recklessness.

          Section 2.  The provisions of this Article VIII shall not apply to:

               1. The responsibility or liability of a director pursuant to any criminal statute; or

               2. The liability of a director for the payment of taxes pursuant to local, State or Federal law.

          Section 3. Absent breach of fiduciary duty, lack of good faith or self-dealing, actions taken as a director or any failure to take any action shall be presumed to be in the best interests of the corporation.

                                   ARTICLE IX

                                INDEMNIFICATION

     Section 1. The corporation shall indemnify to the extent permitted under these bylaws, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Section 2. The corporation shall have power to indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court of common pleas of the county in which the registered office of the corporation is located or the court in which such action or suit was brought shall determine upon application, that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which court of common pleas or such other court shall deem proper.

     Section 3. Indemnification pursuant to this Article IX may be granted for any action taken or any failure to take any action and may be made whether or not the corporation would have the power to indemnify the person under any other provision of law except as provided in this Article IX and whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the corporation.

     Section 4. Indemnification pursuant to this Article IX shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted wilful misconduct or recklessness.

     Section 5. Expenses incurred by an officer, director, employee or agent in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an understanding by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

     Section 6. The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

     Section 7. The indemnification provided by these Sections shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and all such rights shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 8. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of these Sections.

     Section 9. The corporation may enter into agreements of indemnification with directors, officers, employees or agents to carry out the intent of this
Article IX and such agreements may be signed by an officer of the corporation.

                                   ARTICLE X

                                   AMENDMENTS

     Section 1. These by-laws may be altered, amended or repealed by a majority vote of the shareholders entitled to vote thereon at any regular or special meeting duly convened after notice to the shareholders of that purpose or by a majority vote of the members of the board of directors at any regular or special meeting duly convened after notice to the directors of that purpose, subject always to the power of the shareholders to change such action by the directors.

                                    QC, Inc.

                             SHAREHOLDERS' CONSENT

         The Board of Directors of Atlantic Dairy Cooperative, the sole owner one hundred percent of the issued and outstanding stock of QC, Inc., at its meeting duly convened on July 8, 1987, a quorum being present, approved the amendment of the QC, Inc. Bylaws to provide as follows:

         RESOLVED, that the Bylaws of QC, Inc. be amended by adding thereto the following:

                                  ARTICLE VIII
                         PERSONAL LIABILITY OF DIRECTORS

         Section 1. Any person who serves as a director of this corporation shall not be personally liable for monetary damages as such for any action taken, or any failure to take any action, unless:

                  1. The director has breached or failed to perform the duties of his office as required by the applicable standard of care and justifiable reliance, as now or hereafter required by law; and

                  2. The breach or failure to perform constitutes self-dealing, wilful misconduct or recklessness.

         Section 2. The provisions of this Article VIII shall not apply to:

                  1. The responsibility or liability of a director pursuant to any criminal statute; or

                  2. The liability of a director for the payment of taxes pursuant to local, State or Federal law.

         Section 3. Absent breach of fiduciary duty, lack of good faith or self-dealing, actions taken as a director or any failure to take any action shall be presumed to be in the best interests of the corporation.

                                   ARTICLE IX

                                 INDEMNIFICATION

         Section 1. The corporation shall indemnify to the extent permitted under these bylaws, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Section 2. The corporation shall have power to indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court of common pleas of the county in which the registered office of the corporation is located or the court in which such action or suit was brought shall determine upon application, that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which court of common pleas or such other court shall deem proper.

         Section 3. Indemnification pursuant to this Article IX may be granted for any action taken or any failure to take any action and may be made whether or not the corporation would have the power to indemnify the person under any other provision of law except as provided in this Article IX and whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the corporation.

         Section 4. Indemnification pursuant to this Article IX shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted wilful misconduct or recklessness.

         Section 5. Expenses incurred by an officer, director, employee or agent in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an understanding by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

          Section 6. The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

          Section 7. The indemnification provided by these Sections shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and all such rights shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          Section 8. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of these Sections.

     Section 9. The corporation may enter into agreements of indemnification with directors, officers, employees or agents to carry out the intent of this
Article IX and such agreements may be signed by an officer of the corporation.

                                                  ATLANTIC DAIRY COOPERATIVE

                                                  By: Dave E. Hand
                                                      --------------------------
                                                      Secretary

                         CONSENT OF SOLE STOCKHOLDER OF
                                     QC, INC.

The undersigned, being the sole stockholder of QC, Inc., a Pennsylvania corporation, hereby consents to and approves the adoption of the following resolution amending the By-Laws as provided by Section 1, Article X thereof, and each and every action effected thereby:

The undersigned directors of QC, Inc. hereby approve, adopt and consent to the following actions, all such actions being effective as of the 1st day of January, 2001.

RESOLVED, that Section 1 of Article III of the By-Laws of QC, Inc. be amended to read in its entirety as follows:

         "Section 1. The number of directors which shall constitute the whole board shall not be less than five nor more than nine. The directors shall be elected at the annual meeting of the shareholders, except as provided in Section 2 of this article, and each director shall hold office until his successor is elected and qualified. Directors need not be shareholders."

FURTHER RESOLVED, That the following persons shall from and after January 1, 2001, constitute the Board of Directors of QC, Inc.:

     John E. Gherty

     Allen Schopbach

     Thom Hines

     David Hettinga

     Mary Mills

IN WITNESS WHEREOF, the undersigned stockholder has executed this consent as of the date first above written.

     QC INDUSTRIES, INC.

     By: /s/ Allen Schopbach
         ---------------------------
     Allen Schopbach
     President